Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement File Nos. 33-50282, 33-59083, 33-59623, 33-67918, 33-75846, 333-04875, 333-06533, 333-25923, 333-50461, 333-81337, 333-87243, 333-88506, 333-90247, 333-46284, 333-55666, 333-100027, 333-105877, 333-117769, 333-118050, 333-123306, 333-127610, 333-130547, 333-148337, 333-148338, and 333-149031 of our report dated February 21, 2008, relating to the consolidated financial statements of UnitedHealth Group Incorporated and the effectiveness of UnitedHealth Group Incorporated’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of UnitedHealth Group Incorporated for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, MN

February 21, 2008